This is the form of a material change report required under section 85 (1) of the Securities Act and section 151 of the Securities Rules.

BC FORM 53-901F

(Previously Form 27)

Securities Act

MATERIAL CHANGE REPORT UNDER SECTION 85 (1) OF THE SECURITIES ACT

NOTE:

This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE:

Every report required to be filed under section 85 (1) of the Securities Act (the "Act") must be sent to the British Columbia Securities Commission (the "Commission") in an envelope addressed to the Commission and marked "Continuous Disclosure."

NOTE:

WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS, PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND PLACE EVERYTHING THAT IS REQUIRED TO BE FILED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1: Reporting Issuer

CanAlaska Ventures Ltd.

2303 West 41st Avenue

Vancouver, BC  V6M 2A3

Item 2: Date of Material Change

September 21, 2005

Item 3: Press Release

A Press release dated and issued September 21, 2005 in Vancouver, BC to Stockwatch and through various other approved public media.

Item 4: Summary of Material Change

CanAlaska Ventures Ltd. is pleased to announce the closing of a Non-Brokered Private Placement.

Item 5: Full Description of Material Change

Vancouver, BC – September 21, 2005.  CanAlaska Ventures Ltd. (the “Company”) is pleased to announce that further to its news release of August 2, 2005, the Company has now completed the non-brokered private placement and accordingly has issued 3,231,500 units at a purchase price of $0.35 per unit for gross proceeds of $1,131,025.  Each unit consisted of one common share and one-half of one non-transferable share purchase warrant.  Each whole warrant entitles the holder to purchase an additional common share at a price of $0.45 until September 19, 2006.  An aggregate of $23,345 and 8,350 share purchase warrants has been paid for finder fees in connection with this financing.

In compliance with Canadian securities laws, all of the securities issued in connection with this closing are subject to a hold period expiring on January 20, 2006.

These securities have not been and will not be registered under the United States Securities Act of 1933 (the “U.S. Securities Act”), as amended, or the securities laws of any state and may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S of the U.S. Securities Act) unless an exemption from registration is available.

Item 6: Reliance on section 85 (2) of the Act

Not Applicable

Item 7: Omitted Information

Not Applicable

Item 8: Senior Officers

Taryn Downing, Corporate Secretary

Telephone:  604-685-1870

Facsimile:  604-685-6550

Item 9: Statement of Senior Officer

I hereby certify the foregoing accurately discloses the material change referred to herein:

____September 22, 2005___________

Date

“Taryn Downing”

_______________________________

Signature of authorized signatory

__Taryn Downing________________

Print name of signatory

__Corporate Secretary_____________

Official capacity